Exhibit 31.1

FORM OF OFFICER'S CERTIFICATE
PURSUANT TO SECTION 302

I, Henryk Dabrowski, certify that:

1.	I have reviewed this report on Form 10-KSB / A No.2 of Alternet Systems Inc.;

2.

Based on my knowledge, this annua1 report does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

3.

Based on my knowledge, the financial statements, and other financial information included in the report, fairly present in all material respects the financial condition, results of operations and cash flows of the issuer as of, and for, the periods presented in this annual report;

4.

The Company’s other certifying officers and I are responsible for establishing and maintaining "disclosure controls and procedures" (as defined in Exchange Act Rules 13a-14 and 15d-14) for the Company and have:

a.

designed such disclosure controls and procedures to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this annual report is being prepared;

b.	evaluated the effectiveness of the Company's disclosure controls and procedures as of a date within 90 prior to the filing date of this Form 10-KSB/A;

c.	presented in this annual report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5.

The small business issuer’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the small business issuer’s auditors and the audit committee of the small business issuer’s board of directors (or persons performing the equivalent functions):

a.

all significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize and report financial data and have identified for the Company's auditors any material weaknesses in internal controls; and

b.	any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls.

Dated: August 20, 2008	By:	/s/ Henryk Dabrowski
Henryk Dabrowski
Chief Executive Officer